UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 20, 2007

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
State of Incorporation	SEC File No.	Tax I.D. No.

25 Bull Street, Savannah, GA 31401
(Address of principal executive offices) (Zip Code)

912-629-6486
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:

(b)  J. Wiley Ellis announced the retirement of Archie H. Davis, a founding Director and former President and CEO of The Savannah Bancorp, Inc. (‘The Company’) at the Annual Meeting of Shareholders held in Savannah, Georgia on April 20, 2007.

Mr. Davis wrote the following in a note to Chairman Ellis, “Due to illness, I respectfully tender my resignation as a director of The Savannah Bancorp, Inc. and The Savannah Bank on the day of our Annual Meeting this April. I will always be a supporter but current circumstances limit my participation. Being a part of forming the organization and helping it grow will always be a great source of satisfaction.”

Mr. Davis was named President and CEO of the Company in October, 1989 and became an Organizer, Director and President of The Savannah Bank, N.A. ('The Bank') in 1990. He served in such capacities until April 2003. He served as a very active director until mid-2006.  He was named Director Emeritus of the Bank.

CONTACT: The Savannah Bancorp, Inc.
John Helmken, President (912) 629-6505
Robert B. Briscoe, CFO (912) 629-6525

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Savannah Bancorp, Inc. (Registrant)

By: /s/ Robert B. Briscoe              Date: April 20, 2007
Robert B. Briscoe
Chief Financial Officer